KIT digital Acquires KickApps, Kewego and Kyte, Signaling Era of Video-Driven Social Media

Alex Blum, CEO of KickApps, Appointed KIT digital Global COO; Investor Conference Call Today at 10:30 a.m. Eastern Time

PRAGUE, Czech Republic and NEW YORK, New York – January 31, 2011 – KIT digital, Inc. (NASDAQ: KITD), a leading global provider of cloud-based video asset management solutions (VAMS) for multi-screen delivery, has separately acquired New York City-based KickApps, Paris-based Kewego, and San Francisco-based Kyte, for aggregate consideration of approximately US$77.2 million.

Summary of acquisition benefits for KIT digital:
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Acceleration of KIT’s product roadmap by 12-18 months by adding several key technology and product features, including advanced social media tools (KickApps), superior mobile publishing and software development kit (SDK) features (Kyte), and behind-the-firewall and digital signage capabilities for enterprise clients (Kewego);

•	KickApps’ applications and development tools deepen KIT’s ability to integrate new technology assets and form the foundation for accelerated client deployments;

•
Support and extension of KIT’s three major client verticals, adding particular expertise around transportation, automotive, manufacturing and fan-based media assets (such as sports teams and celebrity sites);

•	Strong management additions to KIT’s global team, including R&D and business development hubs in San Francisco and New York;

•	Aggregate transaction accretive on both a trailing revenue and EBITDA multiple basis;

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Combined 2010 revenues of acquired companies is estimated to have been approximately US$25 million, the vast majority of which was derived from recurring licenses in a software-as-a-service (SaaS) business model;

•	The acquired companies have been growing between 20-35% per year historically on a standalone basis;

•
Quality new shareholders, including the appointment to the KIT digital board of Santo Politi, founder and general partner of Spark Capital, the venture capital firm behind Twitter, Boxee and thePlatform.

“These strategic acquisitions complement and enhance our existing product offering while growing our market share across geographies and client verticals,” said KIT digital's chairman and CEO, Kaleil Isaza Tuzman. “They support the company’s aim to deliver end-to-end solutions covering each major aspect of Internet Protocol (IP) video management for our three primary client verticals: network operators, content distributors and general corporate enterprises. It is important to note that these acquisition discussions pre-date our public equity offering completed in December 2010; we have sequenced events purposefully and the proceeds from that offering continue to be dedicated to support a larger acquisition which we are currently on track to announce later this quarter.”

The aggregate revenues for the three completed acquisitions is estimated to have been approximately US$25 million in 2010, the vast majority of which were derived from recurring licenses in a SaaS business model. This compares to KIT digital’s standalone expectation of more than US$100 million in revenues for 2010 (as provided in its third quarter 2010 press release), of which approximately 70% is estimated to have been generated from software license and related fees. Given its strong fourth quarter performance, KIT digital expects to meet or exceed its 2010 revenue guidance, and generate operating EBITDA of at least US$18 million in 2010. The company estimates these new acquisitions will contribute in-line with its previously stated EBITDA target margin of at least 24% in 2011.

“As important as the extended market reach and financial contribution these acquisitions provide, they demonstrate our commitment to ensuring that our 'VX-one' video management platform has market-leading functionality which helps our clients realize value across the video distribution value chain, from securing and capturing the right content to delivering it across multiple channels and social communities,” said Gavin Campion, president of KIT digital. “We are intent on becoming the one-stop-shop for the video needs of medium and large corporations, delivering IP video management services from the lenses of the camera shooting the video to the eye of the person watching it on any device—or, as we like to say, from 'lens to lens.'”

Network improvements, advances in IP capable mobile devices and changes in media consumption habits are calling for KIT digital’s customers to respond with even greater speed and agility when it comes to video production and distribution. The ability to easily and cost-effectively manage content from one location, yet reach large and diverse audiences at any time and on any device is increasingly essential, as are related monetization and social media tools. Integration with social media-driven communities in particular has become progressively more important in order to foster engagement around video content and the messages it carries.

Each of the acquired operations addresses these challenges, adding award-winning capabilities to enable custom and rapid deployment of value-added video management tools in a number of use-cases, including mobile, the digital home, enterprise, digital signage and social platforms. As importantly, these acquisitions strengthen and expand KIT digital's client base and operational presence in the U.S. and Western Europe.

CEO of KickApps, Alex Blum, Appointed Global COO of KIT digital
In conjunction with these acquisitions, the CEO of KickApps, Alex Blum, has been appointed to the new position of global chief operating officer of KIT digital. Blum was an early pioneer of online video and interactive TV as vice president of products at AOL—where he led product strategy encompassing 60 different media and social oriented products across AOL’s Dulles, New York and Mountain View offices—and is noted for having championed linear broadcast Internet TV as president and COO of JumpTV. At KickApps, he has led one of the Web’s most innovative and fastest-growing social software companies, which has been recognized by numerous industry awards.

In his new role at KIT digital, Blum will be responsible for the overall business operations of the company, including product management, research and development, client operations, network infrastructure, and business operations. Although he will be based in KIT digital's headquarters in Prague, Czech Republic, he will spend significant time at the company's newly acquired research and development centers in New York and San Francisco.

“As one of the industry's true pioneers and foremost innovators, we are thrilled to welcome Alex to the KIT digital team,” said Isaza Tuzman. “I’ve worked extensively with Alex in the past and I know we share a common vision for the future—where network operators, content owners and general corporate enterprises alike can manage video content centrally but deliver content across any platform or device, while staying close to their customers and internal constituents through deep links into the online social experience.”

Commented Blum: “I’m excited to join KIT digital at such a pivotal time for both the company and the industry. I believe that the combined product offering of these acquisitions will allow us to leapfrog pure-play OVPs and enterprise social software companies, and enter a new era of socially-enabled video. We’ve spent far too long in a broadcast-centric world of one-way communications, and now with the backing of KIT digital’s VX-one product portfolio, we have the opportunity to lead the new world of interactive, socially-driven communications and entertainment.”

“We have been observing the trend of convergence between social media and IP video platform provision for some time,” added Santo Politi, founder and general partner of Spark Capital and board member of KickApps. “We are very bullish on the prospects of this combination. In fact, we insisted on taking KIT digital stock in this transaction as opposed to cash and will be important supporters of the company going forward.”

Aggregate Acquisition Terms
The aggregate consideration paid for the acquisitions of KickApps, Kewego and Kyte was approximately US$77.2 million on a cash-free, debt-free basis. This consideration is inclusive of time-based and performance payments, but excludes certain incentive compensation programs for the personnel of acquired companies, which are estimated not to exceed US$4.0 million over a period of years, in a mix of cash and equity.

Approximately US$62.3 million will be paid in KIT digital common stock (based on the closing market price on Friday, January 28, 2011), with approximately US$14.8 million paid in cash. In aggregate, the transactions are expected to be accretive on both a 2010 revenue and EBITDA multiple basis, while meeting or exceeding KIT digital's EBITDA margin target of at least 24% for 2011.

The total number of shares expected to be issued over time in association with the three acquisitions is approximately 4,611,346 of which 96% are subject to staggered resale restrictions between 12 and 24 months.

Following the completion of these acquisitions, including payment of deal-related fees and charges as well as payments of approximately $4.2 million in net positive working capital adjustments, management estimates KIT digital will have approximately 37.9 million common shares outstanding and approximately US$115 million in cash.

The KickApps Acquisition
On January 28, 2011, KIT digital completed the acquisition of privately-held KickApps Corporation, based in New York City. Founded in 2005, KickApps is a leading provider of solutions that enable the creation and management of next generation video-based Web experiences.

KickApps’ solutions consist of a suite of hosted social and media applications and services that drives deeper relationships with customers, and which are used by some of the world’s largest brands to grow and engage online audiences. Its more than US$12 million in annualized revenues are derived almost entirely from recurring software license fees.

KIT digital paid consideration of approximately US$44.7 million for KickApps on a cash-free, debt-free basis, and all in shares of KIT digital common stock that are subject to lock-up provisions—which will help ensure KickApps’ shareholders and management's long-term commitment and upside in the combined business.

KickApps offers a suite of self-serve deployable social solutions that are created using a drag-and-drop Web-based toolset. The applications range from fully realized social website experiences to simple social widgets for commenting and ratings, mood polling, and video playback, all of which are tightly integrated with robust media moderation, member management and reporting. The platform also includes KickApps’ proprietary WidgeADs ad format, comprised of socially-enabled, dynamically updated ad units that can be served in any IAB-standard ad slot and shared by users across the social Web.

KickApps has received several industry awards and accolades, including the 2010 IBM Innovation Award for Social Commerce, 2010 SAMMY for Best Social CRM (H&R Block deployment) and Best Social Platform (AppStudio), 2009 DPAC for Best Social Media Platform, 2009 SAMMY for Best Social Community (Ovation TV) and 2008 BusinessWeek: Best of the Web. The company was also named to Silicon Alley Insider’s 2010 list of the 100 Most Valuable Startups, and OnHollywood’s list of the top 100 Most Valuable Private Companies.

KickApps adds significant technology and product synergies to KIT digital. KickApps’ Open Source Media Framework (OSMF) App Studio will serve as a unification point for all publishing-layer technologies across KIT digital's family of products. Using the OSMF App Studio, a Web-based Media Player authoring solution, will enable clients to leverage KIT's infrastructure to deliver fully customized Flash and HTML5 deployments no matter which module of the VX-one platform they have currently deployed.

“KickApps’ innovative and proprietary suite of social media applications are a perfect strategic fit for us,” commented Campion, “adding powerful social tools and player authoring capabilities to our software platform solutions. Its applications will also help us reduce our marginal cost of customized interface development and dramatically reduce the speed of our custom player deployments versus the competition. We see extensive and attractive cross-selling opportunities in our respective client bases, and plan to mine KickApps’ capabilities immediately in the global geographies we cover.”

KickApps 450+ clients include NBC Universal, American Express, ASCAP, GORE-TEX, Hearst, H&R Block, Live Nation, Liverpool Football, The Phoenix Suns, ProSieben, Scholastic, Scripps Network, Simon & Schuster, Viacom, The Washington Redskins and The Weather Channel.

According to Blum: “The majority of our clients operate significant consumer-facing portals and we believe this represents a ripe opportunity to add a more dense feature set and multi-screen functionality with a suite of mobile and connected TV applications running on one of KIT digital’s VX modules. This, combined with KIT digital’s global footprint, makes the combination of our forces particularly exciting and highly beneficial for our client base. To date, we have been a very product and R&D focused company, and we believe the merger with KIT digital and its commercially-focused culture will open up global sales opportunities for our product set.”

Added Isaza Tuzman: “The Kewego and Kyte acquisitions are each consistent with our historical approach, in which we expect them to be accretive on both a revenue and operating cash-flow multiple basis pro forma of ‘day one’ synergies. We expect KickApps to be financially accretive on a standalone basis within the first several quarters of ownership, but the transaction rationale was also based on how its powerful, proprietary social-media platform technology extends KIT’s product offering and differentiates us from our competition, and accelerates our medium- and long-term growth.

 “Video has become a highly customized, interactive, and social experience. Publishers need to deliver experiences their viewers will want to consume, interact with and share across multiple platforms. They also want to easily monetize these experiences through advertising, ecommerce or as part of a broader online business offering.

“Coming together with KickApps will create an offering that enables publishers to easily and cost-effectively create and deliver highly customized and interactive video experiences, making KIT digital an instant market leader in socially-enabled IP video solutions. We anticipate that the positive ripple effect of KickApps across our KIT VX-one user base will be substantial, and that KickApps’ management will contribute greatly to our future success.”

KickApps has approximately 60 staff members and is headquartered in New York City, with primary sales offices in Los Angeles, San Francisco, London and Austin. KickApps CFO David Lapter will assume the role of SVP of business administration at KIT digital and be based in Prague. For more information about KickApps, go to www.kickapps.com.

Janney Montgomery Scott LLC acted as financial advisor to KIT digital in this transaction.

The Kewego Acquisition
On January 26, 2011, KIT digital completed the acquisition of privately-held Kewego SA, based in Paris, France. Founded in 2003, Kewego provides enterprises, media operators, and communication agencies with professional IP-based, multi-screen video asset management solutions for managing, broadcasting and monetizing videos on IP connected devices, including PCs, mobile phones, iPads, connected TVs, and gaming consoles.

Kewego reported fiscal 2010 revenues of approximately US$10.2 million, the large majority of which was derived from recurring software license fees. Kewego is profitable on a standalone basis.

KIT digital paid consideration of approximately US$26.7 million on a cash-free, debt-free basis, comprised of US$11.7 million in cash and the remainder in shares of KIT digital common stock. Stock consideration is subject to lock-up provisions, which will help ensure Kewego’s shareholders and management's long-term commitment and upside in the combined business. The transaction is expected to be immediately financially accretive on both a revenue and operating cash-flow multiple basis.

Kewego has received several industry awards, including the OSEO Excellence Award for innovation, the 2010 Deloitte Technology Fast 50 for being one of the 50 fast growing companies in France, and the 2009 Net 20 award given by the Benchmark Group for the best IP video solution. Kewego dramatically strengthens KIT digital’s footprint in Western Europe—particularly in France and Spain—where Kewego is the clear market leader.

Michel Meyer, co-founder and CEO of Kewego, will assume the role of senior vice president of product management, and Olivier Heckman, general director and co-founder of Kewego, will become vice president of sales for Western and Southern Europe at KIT digital (including coverage of France, Benelux, Spain, Portugal and Italy). Both bring a wealth of experience in delivering robust, scalable solutions for a blue-chip client base across several industry vertical segments, including media, financial services, automotive and transportation. Meyer and Heckman previously co-founded MultiMania SA in 1995, a French-language leader in website hosting that they sold to Lycos Europe (Bertelsmann group) in 2001 for €220 million. Meyer was previously CEO of Lycos France and Heckman was previously managing director of products at Lycos Europe.

Kewego’s platform brings to KIT digital a large set of robust application programming interfaces (APIs) that enable third party development and an agency ecosystem to drive sales channel partnerships. Kewego’s software solution is deeply integrated with ad networks and has extensive social media publishing capabilities, including notable return-on-investment tools. Kewego provides integrated “viral boosters” that push customer content to social networks in order to enhance reach, and has established a partnership with YouTube that enables Kewego customers to protect their intellectual property more effectively while maximizing their presence on the site.

“Though we have our share of media clients, our sweet spot has always been helping large corporate enterprises to communicate, inform and educate internal and external stakeholders using video,” said Meyer. “For years, we have seen increasing demand from these enterprise clients to deliver content in any format across multiple IP-based platforms and devices. Joining forces with KIT digital allows us to better answer our clients’ needs at a global level with the most extensive VAMS product portfolio in the market. KIT digital will benefit from our dominance in the French and Spanish markets, our presence in Germany, Benelux, Scandinavia and other European markets, and our deep expertise in general corporate video workflow.”

Kewego also enhances KIT’s enterprise offering through onsite, digital signage deployments. Large corporate customers who want to run their own video programming across intranets can also use the Kewego platform to deliver IP video content to internal publishing points through dedicated LCD screens located on customer premises.

“Kewego clearly extends our product capabilities in our enterprise vertical, underlines our leadership in Europe, and provides important synergies in terms of business development with pan-European and global corporations, behind-the-firewall deployments and multi-platform deployments,” added Campion. “While KIT digital has achieved the leading market share position for enterprise-class IP-based VAMS on a global basis, together with our current strength in Germany, the acquisition of Kewego makes us the clear number one provider in all of continental Western Europe.”

Kewego adds more than 400 clients across 16 countries, including Atos Origin, AXA, BNP, Chello Media, EADS/Airbus, Lagardère, L'Equipe, Microsoft, Pages Jaunes, la SPQR and Volkswagen.

Paris, Grenoble (France) and Madrid will continue to be home to Kewego’s approximately 60 employees, with Paris becoming an integral part of KIT digital's existing Europe, Middle East & Africa (EMEA) sales and account management operations. For more information on Kewego, go to www.kewego.com.

The Kyte Acquisition
On January 25, 2011, KIT digital acquired privately-held Kyte, a leading cloud-based publishing platform that enables companies to deliver live and on-demand video experiences to websites, mobile devices and connected TVs.

Founded in 2006 and based in San Francisco, Kyte’s advanced mobile distribution and social media integration capabilities enable media companies and enterprises to reach, engage and monetize audiences. It reported fiscal 2010 revenues of US$3.7 million, derived primarily from SaaS platform fees.

KIT digital paid consideration of approximately US$5.7 million on a cash-free, debt-free basis, plus certain future management incentive payments. The consideration was comprised of US$3.1 million in cash and the remainder in shares of KIT digital common stock. The transaction is expected to be financially accretive on both a revenue and operating cash-flow basis.

Content creators on the Kyte platform produce live or on-demand video through a variety of online and mobile production tools. Content is delivered through the Kyte player, branded social network applications, applications for Internet connected devices and custom-developed API integrations, while simultaneously reaching a mobile audience through Kyte-powered branded mobile websites and native applications.

Kyte’s multimedia chat, RSS, Twitter and Facebook notification services keep audiences up-to-date with the latest content and channel activity. Sharing/embedding tools and social network applications encourage viral distribution across the Web and promote organic audience growth.

“Kyte is recognized as having the most advanced mobile publishing technology in the marketplace, and has an aggressive and talented management team,” said Isaza Tuzman. “We plan to leverage Kyte’s proprietary platform and application frameworks to serve and expand KIT’s global client base. The acquisition also adds a strong West Coast presence in the U.S., which we will use as a R&D and business development hub.”

Kyte was named 2010 Streaming Media Editors' Pick for its vision and execution in the online video industry, describing it as the “the most innovative, most important, and just plain coolest stuff in online video.”

Kyte brings key additions to KIT digital’s management team as well, including Erik Abair, chief technology officer and co-founder of Kyte, and Gannon Hall, Kyte’s chief operating officer. Abair will join KIT’s product development team as senior director of software development to help innovate and drive the next generation of KIT products, while Hall will become KIT’s executive vice president of global marketing, where he will oversee the company’s outbound marketing, communications and demand generation efforts. Abair will remain based in San Francisco, while Hall will relocate to KIT’s Prague headquarters.

Kyte’s chief operating officer, Gannon Hall, commented: “KIT digital's global presence, strong entrepreneurial spirit and commitment to innovation made this merger clearly superior to other strategic opportunities. KIT’s scale and expertise make it possible for Kyte to realize the full potential of its pioneering innovations in online and mobile video, including new opportunities in the over-the-top (OTT) connected device and enterprise video markets.”

Kyte adds nearly 100 clients, including CBS, Clear Channel, FOX News, MTV, Walt Disney Company, Nokia, Publicis, Swatch, Oprah Winfrey, and ESPN Europe.

Kyte has approximately 50 total staff members and is headquartered in San Francisco with a sales office in London. For additional information on Kyte, go to www.kyte.com.

Management Commentary
“From an integration standpoint, there are important advantages to acquiring these companies simultaneously, particularly with regard to platform integration and client migration,‘’ said Campion. “Much of the corporate, personnel and technology integration activity can now happen in parallel and with less overall disruption to the organization than a scenario where the businesses were acquired sequentially. This simultaneous acquisition model is one we have executed on previously, so we have become adept at the post-acquisition ‘corporate on-boarding’ process, while also being able to immediately leverage cross-selling opportunities.

“We expect to see an immediate 25-35% reduction in the applicable, combined SG&A as a result of these acquisitions. We also expect to realize US$9.0+ million in product development/R&D savings over time, coupled with an acceleration of our product roadmap by 12-18 months. This supports our fiscal 2011 EBITDA margin target while maintaining product leadership in our category. Given the architecture of the platforms we acquired and the way we are combining our respective offerings, we are highly confident this process will be seamless for clients.

“In fact, we believe our customers, both pre-existing and newly acquired, are going to be very pleased with the significant benefits they will enjoy in terms of new and enhanced features appearing in VX-one—particularly in terms of social media, mobile publishing and behind-the-firewall implementations.”

Isaza Tuzman commented: “We believe that in five to ten years’ time virtually all mid-size and large companies will be buyers of IP video management software, and KIT is uniquely able to bridge the gap between the traditional digital video systems of today and the Internet-driven solutions of tomorrow. We realize we must move fast, which is why we are complementing growth among our existing customers with an acquisition strategy that sees us consolidating the industry.”

Over the last two years, KIT digital has signaled its intention to extend its market leadership through acquisitions, complementing its organic growth. The company recognizes that the VAMS industry is going through a similar process of widespread adoption and competitor consolidation as the enterprise resource planning (ERP) industry went through in the 1990s and early 2000s. KIT’s stated aim is to achieve 50%+ market share in its segment by the end of 2012 through a combination of organic growth and accretive acquisitions.

“Today’s acquisitions are transformative to our business from a product and management perspective, while anchoring us more strongly in the U.S. and Western European markets,” added Isaza Tuzman. “In general, we believe we are approaching a threshold where economies of scale in client delivery and R&D will be particularly powerful, and optimize the strategic value for the company.”

The acquisitions of KickApps, Kewego and Kyte were separately negotiated, and the companies have no common ownership. A Form 8-K describing each of the transactions in more detail is being filed with the U.S. Securities and Exchange Commission.

Changes in Board of Directors
In conjunction with the announced acquisitions, the company is appointing two new independent directors, Paul Ostergaard and Santo Politi. Kamal El-Tayara has stepped down from his position to focus his time on other matters. Following these changes, the company will have ten directors.

“We are grateful to Kamal for his dedicated service and contributions to the KIT digital board over the past three years, and wish him the best on all his future endeavors.” said Isaza Tuzman. “At the same time, we are delighted to add two great new independent directors to the board who have deep operating and investment expertise in SaaS and digital media.”

Ostergaard is CEO and founder of ShipServ, the world's leading maritime e-marketplace. For its revolutionary approach, ShipServ received the Red Herring 100 Europe 2008 Award, which recognizes Europe's most innovative technology companies, and the First Tuesday Award 2009 for the most promising UK technology business. Ostergaard was previously the director of strategy for Oracle Online at Oracle, and holds an MBA from Harvard Business School.

Politi is the founder and general partner of Spark Capital, the venture capital firm behind KickApps as well as emerging market leaders such as Twitter, Boxee, 5Min, AdMeld, Verivue and Tumblr. Prior to the KickApps acquisition, he served on KickApps’ board of directors, and was previously the president of new media for Blockbuster Entertainment. Politi has been named multiple times to the Forbes Midas List, which ranks top venture capitalists who have created the most wealth for their investors. He earned his MBA in finance from The Wharton School of Business at the University of Pennsylvania.

Investor Conference Call
Further details of these transactions and the company’s 2011 business plan will be presented in an investor conference call hosted by KIT digital management at 10:30 a.m. Eastern time today:

Date: Monday, January 31, 2011
Time: 10:30 a.m. Eastern time (4:30 p.m. Central European time)
Dial-in # (North America): +1-800-862-9098
Dial-in # (outside of North America): +1-785-424-1051
Conference ID: 7KITDIGITAL

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and instruct you to wait until the call begins.

If you have any difficulty connecting with the conference call, please contact Liolios Group at +1-949-574-3860.

An online replay of the entire broadcast and Q&A will be available via the Investor Relations section of the company’s website later that day. A telephone replay of the call also will be available after 1:30 p.m. Eastern time and until February 28, 2011:

Toll-free replay # (North America): +1-877-870-5176
International replay # (outside of North America): +1-858-384-5517
Replay pin number: 11023

About KIT digital, Inc.
KIT digital (NASDAQ: KITD) is a leading global provider of video management solutions for multi-screen delivery. KIT digital's global client base includes approximately 1,300 customers across 40+ countries, including The Associated Press, BBC, Best Buy, Bristol-Myers Squibb, Disney-ABC, FedEx, General Motors, Google, Hewlett-Packard, Home Depot, IMG Worldwide, ESPN Star, MediaCorp, News Corp, Telefonica, Universal Studios, Verizon and Vodafone. KIT digital is operationally headquartered in Prague, and maintains principal offices in Atlanta, Beijing, Boston, Buenos Aires, Cairo, Cambridge (UK), Chennai, Cologne, Delhi, Dubai, Kolkata, London, Los Angeles, Melbourne (Australia), Mumbai, New York (executive office), Singapore, Sofia, Stockholm, Taipei and Toronto. For additional information, visit www.kitd.com or follow the company on Twitter at www.twitter.com/KITdigital.

About the Presentation of Operating EBITDA
Management uses operating EBITDA for forecasting and budgeting, and as a proxy for operating cash flow. Operating EBITDA is not a financial measure calculated in accordance with U.S. generally accepted accounting principles (GAAP) and should not be considered in isolation, or as an alternative to net income, operating income or other financial measures reported under GAAP. The company defines operating EBITDA as earnings before: non-cash derivative income/loss, non-cash stock based compensation; acquisition-related restructuring costs and integration expenses; impairment of property and equipment; merger and acquisition expenses; and depreciation and amortization. Other companies (including the company's competitors) may define operating EBITDA differently. The company presents operating EBITDA because it believes it to be an important supplemental measure of performance that is commonly used by securities analysts, investors and other interested parties in the evaluation of companies in a similar industry. Management also uses this information internally for forecasting, budgeting and performance-based executive compensation. It may not be indicative of the historical operating results of KIT digital nor is it intended to be predictive of potential future results. See "GAAP to non-GAAP Reconciliation" table in the company's third quarter 2010 results press release available in the new section of the company’s website for further information about this non-GAAP measure and reconciliation of operating EBITDA to net loss for the periods indicated.

KIT digital Forward-Looking Statement
This press release contains certain "forward-looking statements" related to the businesses of KIT digital, Inc., which can be identified by the use of forward-looking terminology such as "believes," "expects," "plans" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including but not limited to uncertainties relating to integration of acquired businesses, operations in multiple locations, product development and commercialization, regulatory actions or delays, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our public filings with the U.S. Securities and Exchange Commission. Other than as required by Federal securities law, KIT digital is not under obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

KIT digital Company Contact:
Adam Davis
Global Communications Manager
Tel. +1-609-468-9500
adam.davis@kitd.com

KIT digital Investor Relations Contact:
Matt Glover or Geoffrey Plank
Liolios Group, Inc.
Tel. +1-949-574-3860
info@liolios.com

KIT digital Media Contact:
Alexis Wilson
Edelman | Corporate & Public Affairs
Tel. +1-212-704-8291